Exhibit 1
JOINT FILING AGREEMENT
     We, the signatories of the statement on Schedule 13G filed with respect to the shares of Common Stock, par value $0.01 per share, of Alpha Natural Resources, Inc., a Delaware corporation, to which this Agreement is attached, hereby agree this 8th day of February, 2006, that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended.

FIRST RESERVE GP IX, INC.

By:	/s/ Anne E. Gold
Anne E. Gold, Assistant Secretary

FIRST RESERVE GP IX, L.P.
By:	First Reserve GP IX, Inc.,
Its General Partner

By:	/s/ Anne E. Gold
Anne E. Gold, Assistant Secretary

FIRST RESERVE FUND IX, L.P.
By:	First Reserve GP IX, L.P.,
Its General Partner

By:	First Reserve GP IX, Inc.,
Its General Partner

By:	/s/ Anne E. Gold
Anne E. Gold, Assistant Secretary